Exhibit 99.1

National CineMedia, Inc. Reports Results for

Fiscal Fourth Quarter and Full Year 2025

Fourth quarter operating income increases year over year and fourth quarter adjusted OIBDA exceeds guidance

Fourth quarter revenue growth of 8% outpaced attendance as NCM attracted greater advertiser demand

Centennial, Colo. - February 26, 2026 - National CineMedia, Inc. (NASDAQ: NCMI) (the “Company” or “NCM”), the managing member of National CineMedia, LLC (NCM LLC), the operator of the largest cinema advertising platform in the U.S., announced today its consolidated results for the fiscal fourth quarter and year ended January 1, 2026.

“NCM expanded fourth quarter revenue by 8% year-over-year, demonstrating the returns from our continued investment in our platform over the course of the year,” said Tom Lesinski, Chief Executive Officer of National CineMedia. “Looking ahead, the 2026 film slate is shaping up to be the strongest since 2019, with a steady cadence of major commercial releases. With continued growth in the cinema advertising market, NCM is well positioned to capture meaningful upside in 2026 and drive sustainable long-term performance.”

Q4 2025 and Full Year Results

Total revenue for the fourth quarter ended January 1, 2026 increased 8.0% to $93.2 million as compared to $86.3 million for the fourth quarter of 2024. Operating income increased to $23.8 million for the fourth quarter of 2025 from operating income of $20.0 million for the fourth quarter of 2024. Net income increased to $29.3 million, or $0.31 net income per diluted share, for the fourth quarter of 2025 from net income of $24.7 million, or $0.26 net income per diluted share, for the fourth quarter of 2024. Adjusted OIBDA, a non-GAAP measure, increased to $37.2 million for the fourth quarter of 2025 from $35.0 million for the fourth quarter of 2024, as adjusted to exclude depreciation, amortization, non-cash share-based payment costs, impairment of long-lived assets, workforce reorganization costs, termination of the Regal ESA, system optimization costs, satellite transition costs, Spotlight acquisition and transition related costs and advisor fees related to involvement in the Cineworld proceeding and Chapter 11 case, each as previously reported and described in the Company’s public filings made with the U.S. Securities and Exchange Commission (the “SEC”). As adjusted to exclude the aforementioned items and gain on remeasurement of the payable to ESA Parties under the tax receivable agreement, net income per diluted share for the quarter ended January 1, 2026 is $0.28 compared to net income per diluted share for the quarter ended December 26, 2024 of $0.23. Adjusted OIBDA, adjusted net income and adjusted net income per share are non-GAAP measures. See the tables at the end of this release for the reconciliations to the closest GAAP basis measurements.

Total revenue for the year ended January 1, 2026 increased 1.0% to $243.2 million as compared to $240.8 million for the year ended December 26, 2024. Operating loss decreased to $13.9 million for the year ended January 1, 2026 from $19.5 million for the year ended December 26, 2024. Net loss decreased to $10.6 million, or $0.11 net loss per diluted share, for the year ended January 1, 2026 from $22.3 million, or $0.23 net loss per diluted share, for the year ended December 26, 2024. Adjusted OIBDA, a non-GAAP measure, decreased to $39.1 million for the year ended January 1, 2026 from $45.7 million for the year ended December 26, 2024, as adjusted to exclude depreciation, amortization, non-cash share-based payment costs, impairment of long-lived assets, workforce reorganization costs, termination of the Regal ESA, system optimization costs, satellite transition costs, Spotlight acquisition and transition related costs and advisor fees related to involvement in the Cineworld proceeding and Chapter 11 case, each as previously reported and described in the Company’s public filings made with the SEC. As adjusted to exclude the aforementioned items and loss on remeasurement of the payable to ESA Parties under the tax receivable agreement, net loss per diluted share for the year ended January 1, 2026 is $0.09 compared to net loss per diluted share for the year ended December 26, 2024 of $0.07. Adjusted OIBDA, adjusted net loss and adjusted net loss per share are non-GAAP measures. See the tables at the end of this release for the reconciliations to the closest GAAP basis measurements.

Dividend

On February 26, 2026, the Company declared a cash dividend of $0.03 per share (approximately $2.8 million) on each share of the Company’s common stock to stockholders of record on March 9, 2026 to be paid on March 23, 2026.

Q1 2026 Outlook

For the first quarter of 2026, NCM LLC expects to earn total revenue of $32.5 million to $36.5 million, and Adjusted OIBDA in the range of $(13.0) million to $(10.0) million.

Conference Call

The Company will host a conference call and audio webcast with investors, analysts, and other interested parties, February 26, 2026, at 5:00 P.M. Eastern Time. The live call can be accessed by dialing 1-844-826-3033 or, for international participants, 1-412-317-5185. Participants should register at least 15 minutes prior to the commencement of the call. Additionally, a live audio webcast will be available to interested parties at www.ncm.com under the Investor Relations section. Participants should allow at least 15 minutes prior to the commencement of the call to register, download and install necessary audio software.

The replay of the conference call will be available until midnight Eastern Time, March 12, 2026, by dialing 1-844-512-2921 or, for international participants, 1-412-317-6671 and entering conference ID 10206729.

About National CineMedia, Inc.

National CineMedia, Inc. (NCM, NASDAQ:NCMI) is the largest cinema advertising platform in the U.S. With unparalleled reach and scale, NCM connects brands to sought-after young, diverse audiences through the power of movies and pop culture. A premium video, full-funnel marketing solution for advertisers, NCM enhances marketers' ability to measure and drive results. NCM’s Noovie® Show is presented exclusively in 41 leading national and regional theater circuits including the only three national chains, AMC Entertainment Inc. (NYSE:AMC), Cinemark Holdings, Inc. (NYSE:CNK) and Regal Entertainment Group (a subsidiary of Cineworld Group PLC). NCM’s cinema advertising platform consists of more than 17,000 screens in over 1,300 theaters in 184 Designated Market Areas® (all of the top 50). NCM is the managing member and owner of 100% of National CineMedia, LLC (NCM LLC). For more information, visit www.ncm.com.

Forward-Looking Statements

This press release contains various forward-looking statements that reflect management’s current expectations or beliefs regarding future events, including statements regarding the Company’s anticipated future financial performance. Investors are cautioned that reliance on these forward-looking statements involves risks and uncertainties. Although the Company believes that the assumptions used in the forward-looking statements are reasonable, any of these assumptions could prove to be inaccurate and, as a result, actual results could differ materially from those expressed or implied in the forward-looking statements. The factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are, among others, 1) level of theater attendance or viewership of the Noovie® show; 2) the availability and predictability of major motion pictures displayed in theaters, including as a result of strikes or other production delays in the entertainment industry; 3) increased competition for advertising expenditures; 4) changes to the ESAs or network affiliate agreements and the relationships with NCM LLC’s ESA Parties and network affiliates and NCM LLC's ability to enforce provisions contained in the ESA or network affiliate agreements; 5) economic conditions, including the level of expenditures on and perception of cinema advertising; 6) our ability to implement or achieve new revenue opportunities; 7) any failure to realize the anticipated benefits of the post-showtime inventory in our network or the development of additional digital or digital out of home revenue opportunities; 8) technological changes and innovations or the failure to adequately protect our systems, data or property from technology failures or cyberattacks; 9) our ability to renew or replace expiring advertising contracts; 10) the ongoing effects of NCM LLC’s emergence from bankruptcy or a lack of support from the ESA Parties; 11) reinvestment in our network and product offerings may require significant funding and resulting reallocation of resources; 12) fluctuations in and timing of operating costs; 13) our ability to retain or replace our senior management; 14) any failure to grow advertising revenue in line with the growth of contractual costs; 15) macroeconomic uncertainty which alters the spending priorities of current or prospective advertisers; and 16) changes in government regulations, funding, trade policies or tariffs. In addition, the outlook provided does not include the impact of any future unusual or infrequent transactions; sales and acquisitions of operating assets and investments; any future non-cash impairments of intangible and fixed assets; amounts related to litigation or the related impact of taxes that may occur from time to time due to management decisions and changing business circumstances. The Company is currently unable to forecast precisely the timing and/or magnitude of any such amounts or events. Please refer to the Company’s Securities and Exchange Commission filings, including the “Risk Factor” section of the Company’s Annual Report on Form 10-K for the year ended December 26, 2024, for further information about these and other risks. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak to the information only as of the date they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result, of new information, future events or otherwise, except as required by law.

This press release contains references to Non-GAAP financial measures including Adjusted OIBDA (Operating Income Before Depreciation and Amortization expense, adjusted to exclude non-cash share-based payment costs, impairment of long-lived assets, workforce reorganization costs, termination of the Regal ESA, system optimization costs, satellite transition costs, Spotlight acquisition and transition related costs and advisor fees related to involvement in the Cineworld proceeding and Chapter 11 case). A reconciliation of these measures is available in this press release and on the investor page of the Company’s website at www.ncm.com.

INVESTOR CONTACT:	MEDIA CONTACT:
Chan Park, investors@ncm.com	press@ncm.com

NATIONAL CINEMEDIA, INC.

Condensed Consolidated Statements of Income

Unaudited

($ in millions, except per share data)

	Quarter Ended		Year Ended
	January 1, 2026	December 26, 2024	January 1, 2026	December 26, 2024
REVENUE	$93.2	$86.3	$243.2	$240.8
OPERATING EXPENSES:
Network operating costs	3.5	3.1	13.0	13.7
Theater exhibition fees	33.6	29.8	118.5	111.9
Selling and marketing costs	11.1	11.9	41.6	41.6
Administrative and other costs	12.1	10.9	46.1	50.7
Depreciation expense	1.3	1.1	4.6	4.6
Amortization expense	7.8	9.5	33.3	37.8
Total	69.4	66.3	257.1	260.3
OPERATING INCOME (LOSS)	23.8	20.0	(13.9)	(19.5)
NON-OPERATING EXPENSE (INCOME):
Interest on borrowings	0.2	0.4	0.6	1.7
Interest income	(0.2)	(0.7)	(1.4)	(2.4)
(Gain) loss on re-measurement of the payable under the tax receivable agreement	(5.3)	(4.6)	(3.7)	4.6
Loss on debt extinguishment	—	—	1.8	—
Other non-operating income, net	(0.2)	—	(0.6)	(1.3)
Total	(5.5)	(4.9)	(3.3)	2.6
INCOME (LOSS) BEFORE INCOME TAXES	29.3	24.9	(10.6)	(22.1)
Income tax expense	—	0.2	—	0.2
CONSOLIDATED NET INCOME (LOSS)	29.3	24.7	(10.6)	(22.3)
Less: Net income (loss) attributable to noncontrolling interests	—	—	—	—
NET INCOME (LOSS) ATTRIBUTABLE TO NCM, INC.	$29.3	$24.7	$(10.6)	$(22.3)

NET INCOME (LOSS) PER NCM, INC. COMMON SHARE
Basic	$0.31	$0.26	$(0.11)	$(0.23)
Diluted	$0.31	$0.26	$(0.11)	$(0.23)

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	93,701,751	94,914,007	94,182,400	95,865,998
Diluted	93,701,751	96,983,202	94,182,400	95,865,998

NATIONAL CINEMEDIA, INC.

Selected Condensed Balance Sheet Data

Unaudited

($ in millions)

	As of
	January 1, 2026	December 26, 2024
Cash, cash equivalents, marketable securities and restricted cash	$37.6	$78.2
Receivables, net	$96.5	$85.3
Property and equipment, net	$19.4	$16.4
Total assets	$490.6	$568.6
Borrowings, gross	$12.0	$10.0
Total equity	$375.4	$411.2
Total liabilities and equity	$490.6	$568.6

NATIONAL CINEMEDIA, INC.

Operating Data

Unaudited

	As of
	January 1, 2026	December 26, 2024
Total Screens (100% Digital) at Period End (1)(5)	17,621	18,028
ESA Party Screens at Period End (2)(5)	1,371	9,455

	Quarter Ended		Year Ended
	January 1, 2026	December 26, 2024	January 1, 2026	December 26, 2024
Total Attendance for Period (3)(5) (in millions)	107.4	100.6	403.8	390.7
ESA Party Attendance for Period (4)(5) (in millions)	64.2	63.1	251.0	242.1
Capital Expenditures (6) (in millions)	$3.8	$2.3	$8.3	$5.6

(1)
Represents the total screens within NCM LLC’s advertising network.
(2)
Represents the total screens at AMC and Cinemark ("ESA Parties").
(3)
Represents the total attendance within NCM LLC’s advertising network.
(4)
Represents the total attendance within NCM LLC’s advertising network in theaters operated by the ESA Parties.
(5)
Excludes screens and attendance associated with certain AMC Carmike theaters for each period presented.
(6)
Includes certain other implementation costs associated with cloud computing arrangements.

NATIONAL CINEMEDIA, INC.

Operating Data

Unaudited

($ in millions)

	Quarter Ended		Year Ended
	January 1, 2026	December 26, 2024	January 1, 2026	December 26, 2024
Revenue breakout:
National advertising revenue	$76.0	$69.2	$194.5	$188.0
Local and regional advertising revenue	13.8	13.5	34.6	39.1
ESA Party advertising revenue from beverage concessionaire agreements	3.4	3.6	14.1	13.7
Total revenue	$93.2	$86.3	$243.2	$240.8

Per attendee data:
National advertising revenue per attendee	$0.708	$0.688	$0.482	$0.481
Local and regional advertising revenue per attendee	$0.128	$0.134	$0.086	$0.100
Total advertising revenue (excluding beverage) per attendee	$0.836	$0.822	$0.567	$0.581
Total revenue per attendee	$0.868	$0.858	$0.602	$0.616
Total attendance (1)	107.4	100.6	403.8	390.7

Other operating data:
Operating income (loss)	$23.8	$20.0	$(13.9)	$(19.5)
Adjusted OIBDA (2)	$37.2	$35.0	$39.1	$45.7
Adjusted OIBDA margin (2)	39.9%	40.6%	16.1%	19.0%

Income (loss) per share - basic	$0.31	$0.26	$(0.11)	$(0.23)
Income (loss) per share - diluted	$0.31	$0.26	$(0.11)	$(0.23)

Adjusted income (loss) per share - diluted (2)	$0.28	$0.23	$(0.09)	$(0.07)

(1)
Represents the total attendance within NCM LLC’s advertising network. Excludes screens and attendance associated with certain AMC Carmike theaters for all periods presented.
(2)
Adjusted OIBDA, Adjusted OIBDA margin and adjusted income (loss) per share are not financial measures calculated in accordance with GAAP in the United States. See attached tables for the non-GAAP reconciliations.

NATIONAL CINEMEDIA, INC

Non-GAAP Reconciliations

Unaudited

Adjusted OIBDA and Adjusted OIBDA Margin

Adjusted Operating Income Before Depreciation and Amortization (“Adjusted OIBDA”) and Adjusted OIBDA margin are not financial measures calculated in accordance with GAAP in the United States.

Adjusted OIBDA represents operating income before depreciation and amortization expense adjusted to also exclude non-cash share-based payment costs, impairment of long-lived assets, workforce reorganization costs, termination of the Regal ESA, system optimization costs, satellite transition costs, Spotlight acquisition and transition related costs and advisor fees related to involvement in the Cineworld proceeding and Chapter 11 case. Our management uses this non-GAAP financial measure to evaluate operating performance, to forecast future results and as a basis for compensation. The Company believes this is an important supplemental measure of operating performance because it eliminates items that have less bearing on its operating performance and highlight trends in its core business that may not otherwise be apparent when relying solely on GAAP financial measures. The Company believes the presentation of this measure is relevant and useful for investors because it enables them to view performance in a manner similar to the method used by the Company’s management, helps improve their ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that may have different depreciation and amortization policies, non-cash share-based payment costs, impairment of long-lived assets, workforce reorganization costs, termination costs, system optimization costs, satellite transition costs, acquisition and transition related costs and advisor fees.

Adjusted OIBDA margin is calculated by dividing Adjusted OIBDA by total revenue. Our management uses this non-GAAP financial measure to evaluate operating performance, to forecast future results and as a basis for compensation. The Company believes this is an important supplemental measure of operating performance because it eliminates items that have less bearing on its operating performance and highlight trends in its core business that may not otherwise be apparent when relying solely on GAAP financial measures. The Company believes the presentation of this measure is relevant and useful for investors because it enables them to view performance in a manner similar to the method used by the Company’s management, helps improve their ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that may have different depreciation and amortization policies, non-cash share-based payment costs, impairment of long-lived assets, workforce reorganization costs, termination costs, system optimization costs, satellite transition costs, acquisition and transition related costs and advisor fees.

A limitation of both of these measures, however, is that they exclude depreciation and amortization, which represent a proxy for the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in NCM LLC’s business. In addition, Adjusted OIBDA and Adjusted OIBDA margin have the limitation of not reflecting the effect of the Company’s non-cash share-based payment costs, impairment of long-lived assets, workforce reorganization costs, termination of the Regal ESA, system optimization costs, satellite transition costs, acquisition and transition related costs, and advisor fees related to involvement in the Cineworld proceeding and Chapter 11 case. Adjusted OIBDA should not be regarded as an alternative to operating income, net income or as indicators of operating performance, nor should it be considered in isolation of, or as substitutes for financial measures prepared in accordance with GAAP. The Company believes that operating income is the most directly comparable GAAP financial measure to Adjusted OIBDA, and operating margin is the most directly comparable GAAP financial measure to Adjusted OIBDA margin. Because not all companies use identical calculations, these non-GAAP presentations may not be comparable to other similarly titled measures of other companies, or calculations in NCM LLC’s debt agreement.

The Company has not provided a reconciliation of the forward-looking non-GAAP Adjusted OIBDA measure to forward-looking GAAP operating income due to the inability to predict the amount and timing of impacts outside of the Company’s control on certain items, including the timing of revenue and charges reflected in our reconciliation of historic numbers, the amount of which, based on historical experience, could be significant and are difficult to reasonably predict. Accordingly, a reconciliation of this non-GAAP measure is not available without unreasonable effort.

The following table reconciles the Company's operating loss and operating margin to Adjusted OIBDA and Adjusted OIBDA margin for the periods presented (dollars in millions):

	Quarter Ended		Year Ended
	January 1, 2026	December 26, 2024	January 1, 2026	December 26, 2024
Operating income (loss)	$23.8	$20.0	$(13.9)	$(19.5)
Depreciation expense	1.3	1.1	4.6	4.6
Amortization expense	7.8	9.5	33.3	37.8
Share-based compensation costs (1)	2.0	3.0	9.3	12.2
Impairment of long-lived assets (2)	—	—	—	—
Workforce reorganization costs (3)	1.7	—	2.0	2.9
Loss on termination of Regal ESA, net (4)	—	—	—	—
System optimization costs (5)	0.1	0.2	1.9	0.4
Satellite transition costs (6)	—	0.2	—	0.8
Spotlight acquisition and integration costs (7)	0.4	—	0.4	—
Fees and expenses related to the Cineworld proceeding and Chapter 11 case (8)	0.1	1.0	1.5	6.5
Adjusted OIBDA	$37.2	$35.0	$39.1	$45.7
Total revenue	$93.2	$86.3	$243.2	$240.8
Operating margin	25.5%	23.2%	(5.7)%	(8.1)%
Adjusted OIBDA margin	39.9%	40.6%	16.1%	19.0%

(1)
Share-based compensation costs are included in 'network operating costs', 'selling and marketing costs' and 'administrative and other costs' in the Company’s audited Consolidated Financial Statements as shown in the following table (dollars in millions).

	Quarter Ended		Year Ended
	January 1, 2026	December 26, 2024	January 1, 2026	December 26, 2024
Share-based compensation costs included in network operating costs	$0.1	$0.1	$0.3	$0.5
Share-based compensation costs included in selling and marketing costs	0.2	0.4	1.2	1.7
Share-based compensation costs included in administrative and other costs	1.7	2.5	7.8	10.0
Total share-based compensation costs	$2.0	$3.0	$9.3	$12.2

(2)
The impairment of long-lived assets primarily relates to the write down of certain intangible assets related to a purchased affiliate, internally developed software and leasehold improvements no longer in use.
(3)
Workforce reorganization costs represent eliminated positions and redundancy costs associated with changes to the Company’s workforce, as well as related office relocations.
(4)
The net impact of Regal's termination of the ESA resulting from the disposal of the intangible asset partially offset by the surrender of Regal's ownership in the Company and the forgiveness of the prepetition claims.
(5)
System optimization costs represent costs incurred related to a one-time assessment of the technology surrounding the Company's programmatic offerings beginning in the third quarter of 2024 and an assessment of operating efficiencies beginning in the third quarter of 2025.
(6)
One-time costs of transitioning satellite providers during 2024.
(7)
Advisor and legal fees incurred in connection with the acquisition of Spotlight in the fourth quarter of 2025, as well as temporary transition costs incurred during the integration of Spotlight into the Company's processes.
(8)
Advisor and legal fees and expenses incurred in connection with the Company’s involvement in the Cineworld Proceeding and Chapter 11 Case and related appeals, as well as insurance and retention related expenses.

Adjusted Net Income (loss) and Income (loss) per Share

Adjusted net income (loss) and income (loss) per share are not financial measures calculated in accordance with GAAP in the United States. Adjusted net income (loss) and income (loss) per share are calculated using reported net income (loss) and income (loss) per share and exclude workforce reorganization costs, system optimization costs, satellite transition costs, Spotlight acquisition and integration costs, advisor fees related to the Cineworld proceeding and Chapter 11 case and (gain) loss on re-measurement of the payable to ESA Parties under the tax receivable agreement. Our management use these non-GAAP financial measures as an additional tool to evaluate operating performance. The Company believes these are important supplemental measures of operating performance because they eliminate items that have less bearing on its operating performance and so highlight trends in its core business that may not otherwise be apparent when relying solely on GAAP financial measures. The Company believes the presentation of these measures is relevant and useful for investors because it enables them to view performance in a manner similar to a method used by the Company’s management and helps improve their ability to understand the Company’s operating performance. Adjusted net income (loss) and income (loss) per share should not be regarded as alternatives to net income (loss) and income (loss) per share or as indicators of operating performance, nor should they be considered in isolation of, or as substitutes for financial measures prepared in accordance with GAAP. The Company believes that net income (loss) and income (loss) per share are the most directly comparable GAAP financial measures. Because not all companies use identical calculations, these presentations may not be comparable to other similarly titled measures of other companies.

The following table reconciles as reported net income (loss) and income (loss) per share to adjusted net income (loss) and income (loss) per share excluding workforce reorganization costs, system optimization costs, satellite transition costs, Spotlight acquisition and integration costs, advisor fees related to the Cineworld proceeding and Chapter 11 case and (gain) loss on remeasurement of the payable to ESA Parties under the tax receivable agreement for the periods presented (dollars in millions):

	Quarter Ended		Year Ended
	January 1, 2026	December 26, 2024	January 1, 2026	December 26, 2024
Net income (loss) as reported	$29.3	$24.7	$(10.6)	$(22.3)
Workforce reorganization costs (1)	1.7	—	2.0	2.9
System optimization costs (2)	0.1	0.2	1.9	0.4
Satellite transitions costs (3)	—	0.2	—	0.8
Spotlight acquisition and integration costs (4)	0.4	—	0.4	—
Fees and expenses related to the Cineworld proceeding and Chapter 11 case (5)	0.1	1.0	1.5	6.5
(Gain) loss on re-measurement of the payable under the tax receivable agreement (6)	(5.3)	(4.6)	(3.7)	4.6
Net effect of adjusting items	$(3.0)	$(3.2)	$2.1	$15.2
Net income (loss) excluding adjusting items	$26.3	$21.5	$(8.5)	$(7.1)

Weighted Average Shares Outstanding as reported
Diluted	93,701,751	96,983,202	94,182,400	95,865,998

Diluted income (loss) per share as reported	$0.31	$0.26	$(0.11)	$(0.23)
Net effect of adjusting items	(0.03)	(0.03)	0.02	0.16
Diluted income (loss) per share excluding adjusting items	$0.28	$0.23	$(0.09)	$(0.07)

(1)
Workforce reorganization costs represent eliminated positions and redundancy costs associated with changes to the Company’s workforce, as well as related office relocations.
(2)
System optimization costs represent costs incurred related to a one-time assessment of the technology surrounding the Company's programmatic offerings beginning in the third quarter of 2024 and an assessment of operating efficiencies beginning in the third quarter of 2025.
(3)
One-time costs of transitioning satellite providers during 2024.
(4)
Advisor and legal fees incurred in connection with the acquisition of Spotlight in the fourth quarter of 2025, as well as temporary transition costs incurred during the integration of Spotlight into the Company's processes.
(5)
Advisor and legal fees and expenses incurred in connection with the Company’s involvement in the Cineworld Proceeding and Chapter 11 Case and related appeals, as well as insurance and retention related expenses.
(6)
The (gain) loss on re-measurement of the payable to the founding members is related to the change in our payable to the founding members under the tax receivable agreement resulting from a change in projected taxable income before TRA deductions for the years ended January 1, 2026 and December 26, 2024.